UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

SOW GOOD INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42037	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving, TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SOWG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2025, the Board of Directors (the “Board”) of Sow Good Inc. (the “Company”) appointed Jeff Rubin to serve as a director on the Board, filling the vacancy left by the resignation by a board member in December 2024. The Company believes Mr. Rubin’s appointment is in the best interest of the Company and its stockholders due to his extensive experience in the candy business. Mr. Rubin is a leader in the confectionery industry who brings with him 35 years of experience. Prior to joining the Board, Mr. Rubin founded IT’SUGAR in 2006 and served as its Chief Executive Officer until July 2023. He was also the founder of Dylan’s Candy Bar and FAO Schweetz. Mr. Rubin was recognized for his leadership by the Candy Hall of Fame in 2018 and was awarded the Professional Candy Buyer of the Year Award by the Professional Candy Buyer magazine in 1996. Mr. Rubin has a Bachelor of Arts in Economics from the University of Michigan and a Master of Business Administration from the University of Miami.

As a member of the Board, Mr. Rubin will receive customary non-employee director compensation and participate in plans and policies on the same basis as the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement for its most recent Annual Meeting of Stockholders held on June 13, 2024. In connection with his election to the Board, the Company entered into a standard indemnification agreement with Mr. Rubin, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Other than described above, Mr. Rubin is not a party to any material plan, contract or arrangement with the Company, nor has any other material plan, contract or arrangement to which he is a party been modified as a result of Mr. Rubin’s appointment described above. There is no arrangement or understanding between Mr. Rubin and any other person pursuant to which he was selected as an director of the Company and there are no family relationships between Mr. Rubin and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Rubin has a direct or indirect material interest that would be required to be disclosed under Item 404(A) of Regulation S-K.

On August 5, 2025, the Company issued a press release announcing the appointment of Mr. Rubin. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement
99.1	Press Release issued by Sow Good Inc. on August 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: August 5, 2025